Exhibit 99.1

Combined Hippo Holding, LLC and Sinclair

Transportation Company and their Subsidiaries

COMBINED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

KPMG LLP

Suite 1500

15 W. South Temple

Salt Lake City, UT 84101

Independent Auditors’ Report

Stockholders and Board of Directors

The Sinclair Companies:

Opinion

We have audited the combined consolidated financial statements of Hippo Holding, LLC and subsidiaries and Sinclair Transportation Company and subsidiaries (collectively, the Company), which comprise the combined consolidated balance sheets as of December 31, 2021 and 2020, and the related combined consolidated statements of income, changes in parent’s net investment, and cash flows for the years then ended, and the related notes to the combined consolidated financial statements.

In our opinion, the accompanying combined consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Combined Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

We draw attention to Note 1 to the combined consolidated financial statements, which describes the Company’s basis of presentation used in preparing the combined consolidated financial statements. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Combined Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the combined consolidated financial statements in accordance with U.S. generally accepted accounting principles, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the combined consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the combined consolidated financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Combined Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the combined consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined consolidated financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the combined consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined consolidated financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined consolidated financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Salt Lake City, Utah

February 16, 2022

Hippo Holding, LLC and Sinclair Transportation Company and their Subsidiaries

Combined Consolidated Balance Sheets

(Dollars in thousands)

	December 31,
	2021	2020
ASSETS
Current Assets:
Cash and cash equivalents	$470	$2,612
Trade and other accounts receivable	326,219	215,169
Related party receivable	277,487	54,815
Inventories	412,144	475,146
Prepaid expenses and other assets	981	1,149

Total current assets	1,017,301	748,891

Long Term Assets:
Investment in affiliates	194,629	210,771
Deferred turnaround costs (net of amortization)	150,857	107,154
Notes receivable and other noncurrent assets	15,803	32,720

Total other assets	361,289	350,645

Property, plant and equipment, at cost	2,595,942	2,491,681
Less accumulated depreciation	(1,260,726)	(1,180,605)

Property, plant and equipment (net)	1,335,216	1,311,076

Total Assets	$2,713,806	$2,410,612

LIABILITIES AND PARENT’S NET INVESTMENT
Current Liabilities:
Accounts payable and accrued liabilities	$434,938	$326,297

Total current liabilities	434,938	326,297

Long Term Liabilities:
Long term liabilities	16,243	8,400

Total Liabilities	451,181	334,697

Parent’s Net Investment
Parent’s Net Investment	2,262,625	2,075,915

Total Liabilities and Parent’s Net Investment	$2,713,806	$2,410,612

See accompanying notes to these combined consolidated financial statements

Hippo Holding, LLC and Sinclair Transportation Company and their Subsidiaries

Combined Consolidated Statements of Income

(Dollars in thousands)

	Year ended December 31,
	2021	2020
Revenues and Other Income:
Sales and operating revenues	$5,764,564	$3,328,521
Other income (net)	3,668	1,623
Equity in income of affiliates	12,950	10,897

Total revenues and other income	5,781,182	3,341,041

Costs and Expenses:
Cost of goods sold	5,368,914	3,111,285
Administrative, general and selling	45,431	20,972
Depreciation and amortization	180,127	176,164

Total costs and expenses	5,594,472	3,308,421

Net Income	$186,710	$32,620

See accompanying notes to these combined consolidated financial statements

Hippo Holding, LLC and Sinclair Transportation Company and their Subsidiaries

Combined Consolidated Statements of Changes in Parent’s Net Investment

(Dollars in thousands)

Parent’s Net Investment
Balance at December 31, 2019	$2,043,834
Dividends	(539)
Net loss	32,620

Balance at December 31, 2020	2,075,915
Net Income	186,710

Balance at December 31, 2021	$2,262,625

See accompanying notes to these combined consolidated financial statements

Hippo Holding, LLC and Sinclair Transportation Company and Subsidiaries

Combined Consolidated Statements of Cash Flows

(Dollars in thousands)

	Year ended December 31,
	2021	2020
Cash Flows From Operating Activities:
Net income	$186,710	$32,620
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	180,127	176,164
Earnings of equity method investments, inclusive of distributions	3,095	8,316
Loss on sale of property, plant and equipment	1,824	2,162
Turnaround costs paid	(111,730)	(23,447)
Changes in assets and liabilities:
Trade accounts receivable	(111,050)	128,351
Inventories	63,002	(83,673)
Prepaid expenses and other assets	168	6,449
Other long term assets	917	(53)
Accounts payable and accrued liabilities	144,242	(42,559)
Long term liabilities	10,113	(7,178)

Net cash provided by operating activities	367,418	197,152

Cash Flows From Investing Activities:
Advance from cash management arrangement with related party, (net)	(200,852)	(88,031)
Proceeds from sale of investments	—	2,478
Distributions from affiliates	5,302	3,902
Investments in affiliates	(6,510)	(24,412)
Purchase of property, plant and equipment	(182,704)	(94,196)
Proceeds from sale of equity investment	14,255	—
Proceeds from sale of property, plant and equipment	949	1,384

Net cash used in investing activities	(369,560)	(198,875)

Cash Flows From Financing Activities:
Dividends	—	(539)

Net cash used in financing activities	—	(539)

Decrease in Cash and cash equivalents	(2,142)	(2,262)
Cash and cash equivalents, Beginning of Year	2,612	4,874

Cash and cash equivalents, End of Year	$470	$2,612

Supplemental Disclosures of Cash Flow Information	—	—
Supplemental Disclosures of Non-Cash Investing Activities:
Purchases of property, plant and equipment included in accounts payable	$12,690	$47,291
Transfer of property, plant and equipment to a related party (net)	$9,090	$2,958
Transfer of note receivable to related entity	$16,000	$—
Transfer of long term liability to related entity	$3,270	$—

See accompanying notes to these combined consolidated financial statements

Hippo Holding, LLC and Sinclair Transportation Company and their Subsidiaries

Notes to the Combined Consolidated Financial Statements

December 31, 2021 and 2020

(Dollars in Thousands)

1.	The Company, Basis of Presentation, and Summary of Significant Accounting Policies

The Company

The accompanying combined consolidated financial statements consist of Hippo Holding, LLC and subsidiaries (“Hippo”), which include the Sinclair Oil Corporation, Sinclair Trucking Company, Sinclair Wyoming Refining Company, Sinclair Casper Refining Company, Sinclair Crude Company, Sinclair Tulsa Refining Company, Wyoming Renewable Diesel Company LLC, and Sinclair Golf Course, Inc., and Sinclair Transportation Company and its subsidiaries, which include Sinclair Logistics LLC, Sinclair Terminals, Sinclair Pipelines and Sinclair Pipeline Company, LLC Inc., (collectively, the “Company”). Hippo Holding, LLC and Sinclair Transportation Company are wholly owned by The Sinclair Companies (“Parent”).

The Company owns and operates various petroleum refineries, marketing operations, renewable diesel operations, pipelines and terminals.

Hippo Holding, LLC was formed on July 29, 2021 in contemplation of the Business Combination Agreement (the “Business Combination Agreement”) between the Parent and HollyFrontier Corporation. In conjunction with the contemplated transaction, the Parent created Hippo Holding, LLC and transferred ownership of Sinclair Oil Corporation and its subsidiaries and Wyoming Renewable Diesel Company LLC to Hippo. Concurrently, with the transfer of Sinclair Oil Corporation by Parent to Hippo, Sinclair Oil Corporation transferred its ownership of Sinclair Transportation Company to Parent. These transfers are accounted for as transactions among entities under common control and constitutes a change in reporting entity. Consequently, the Company has retrospectively presented the historical financial statements of the consolidated Hippo Holdings, LLC as of December 31, 2020 and for the years ended December 31, 2021 and 2020.

Basis of Presentation

The combined consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP) from the consolidated financial statements and accounting records of the Parent using the historical results of operations and historical cost basis of the assets and liabilities that comprise the Company. These combined consolidated financial statements have been prepared to demonstrate the Company’s combined consolidated historical financial positions results of operations, and cash flows. All intercompany balances and transactions within the Company’s combined consolidated financial statements have been eliminated. Transactions and balances between the Company and the Parent and its subsidiaries that are not included in these combined consolidated financial statements are reflected as related party balances and transactions within these financial statements. Transactions between the Company and the Parent are reflected as either contributions by, or distributions to, the Parent.

The combined consolidated financial statements include the assets, liabilities, revenues, and expenses that are specifically identifiable to the Company. The combined consolidated financial statements also include allocations of certain administrative, accounting, legal, human resources and information technology expenses from the Parent based on estimated hours incurred for the respective entities. These allocated costs are primarily related to corporate administrative expenses, employee related costs for corporate and shared employees. Nevertheless, the combined consolidated financial statements may not include all of the actual expenses that would have been incurred had the Company operated as a standalone company during the periods presented and may not reflect the combined consolidated results of operations, financial position and cash flows had the Company operated as a standalone business during the periods presented. Actual costs that would have been incurred if the Company had operated as a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure. The Company also may incur additional costs associated with being a standalone company that were not included in the expense allocations and therefore would result in additional costs that are not reflected in the combined

Hippo Holding, LLC and Sinclair Transportation Company and their Subsidiaries

Notes to the Combined Consolidated Financial Statements

December 31, 2021 and 2020

(Dollars in Thousands)

consolidated historical results of operations, financial position and cash flow. Consequently, future results of operations should the Company operate separately from the Parent will include costs and expenses that may be materially different than the Company’s historical results of operations, financial position, and cash flows. Accordingly, the combined consolidated financial statements for the periods presented are not indicative of the Company’s future results of operations, financial position and cash flow.

Parent’s net investment represents Parent’s interest in the recorded net assets of the Company. All significant transactions between the Company and the Parent have been included in the accompanying combined consolidated financial statements. Parent’s net investment includes the combined cumulative operating results of the Company.

Related Party Transactions

The Company has a financing and cash management arrangement for all periods presented with Sinclair Finance Company, a wholly owned subsidiary of the Parent. Under this financing and cash management arrangement the Company delivers available cash, borrows, and makes repayments with Sinclair Finance Company throughout the year in the normal course of business. Funds on deposit with Sinclair Finance Company earn an adjusted money market rate and borrowed funds bear interest at one-month LIBOR plus 1.75%. Outstanding balances are due on demand. As of December 31, 2021 and 2020, the outstanding balances are presented on the combined consolidated balance sheets as a related party receivable of $277,487 and $54,815, respectively.

In the normal course of business, the Company sells refined petroleum products to affiliates of the Parent. The Company has sales to these affiliates of $67,726 and $33,911 for the years ended December 31, 2021 and 2020, respectively. In addition, the Company has recognized expenses related to services provided by the Parent and relate to administrative, accounting, legal, human resources and information technology support of $5,901 and $6,832 for the years ending December 31, 2021 and 2020, respectively

The Company has no long-term debt under credit agreements to which it is the legal obligor. However, the Company is a guarantor to the Parent’s $750,000 line of credit which had no outstanding balance as of December 31, 2021 and 2020. The Company’s accounts receivable and inventories are subject to the Parent’s line of credit collateral. The Parent’s line of credit contains covenants that include a minimum debt service coverage ratio, maximum leverage ratio and minimum current ratio. The line of credit matures in July 2023. If a change in control were to occur, the Company would no longer have access to the Parent’s line of credit.

During the year ended December 31, 2021, the Company transferred both a note receivable of $16,000 and long-term liability of $3,270 to Sinclair Finance Company. The transfer was settled through the related party receivable. Additionally, during the years ended December 31, 2021 and 2020, the Company transferred property, plant, and equipment of $9,090 and $2,958 to an affiliate of the Parent which was settled through the related party receivable.

A summary of the significant accounting policies of the Company follows.

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the respective reporting periods. Actual results may differ from such estimates.

Hippo Holding, LLC and Sinclair Transportation Company and their Subsidiaries

Notes to the Combined Consolidated Financial Statements

December 31, 2021 and 2020

(Dollars in Thousands)

Cash and Cash Equivalents

Cash and cash equivalents are comprised of highly liquid investments with original maturities of three months or less.

Accounts Receivable

Accounts receivable consist primarily of amounts due from customers who are retailers or wholesalers of petroleum products throughout the Mid-West and Rocky Mountain regions. Credit is extended based on the Company’s evaluation of the customer’s financial condition and in certain circumstances, collateral, such as a letter of credit, cash deposits or guarantee is required.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price).

The Company has categorized its financial assets and liabilities based on the priority of the inputs to the valuation technique, into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

Financial assets recorded on the combined consolidated balance sheets are categorized based on the lowest level of inputs to the valuation techniques as follows:

Level 1. Financial assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market that the Company has the ability to access.

Level 2 Financial assets and liabilities whose values are based on quoted prices in markets that are not active or model inputs that are observable either directly or indirectly for substantially the full term of the asset or liability. Level 2 assets include the quoted prices for similar assets in active markets; quoted prices for identical or similar assets in non-active markets; pricing models whose inputs are observable for substantially the full term of the asset; and pricing models whose inputs are derived principally from or corroborated by observable market data through correlation or other means for substantially the full term of the asset or liability.

Level 3. Financial assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. These inputs reflect management’s own assumptions about the assumptions a market participant would use in pricing the asset or liability.

A review of fair value hierarchy classifications is conducted on an annual basis. Changes in the observability of valuation inputs may result in a reclassification for certain financial assets or liabilities, there were no changes in classification in the current or prior year.

The Company’s assessment of the significance of a particular input to fair value requires judgment and may affect the fair value of assets and their placement within the fair value hierarchy.

Fair Value of Financial Instruments

The carrying values of notes receivable approximate fair value because the stated interest rates reflect current market rates.

Inventories

Crude oil and petroleum products inventory is determined by the last-in, first-out (LIFO) method and is valued at the lower of cost or market. Other inventories are primarily determined by the first-in, first-out (FIFO) method and are valued at the lower of cost or net realizable value.

Hippo Holding, LLC and Sinclair Transportation Company and their Subsidiaries

Notes to the Combined Consolidated Financial Statements

December 31, 2021 and 2020

(Dollars in Thousands)

Investment in Affiliates

The Company has investments in affiliates over which it has significant influence but not a controlling financial interest. The Company has a 49% equity interest in Pioneer Pipeline, a 25% equity interest in UNEV Pipeline, and a 32.5% equity interest in Saddle Butte Pipeline. During the third quarter of 2021 the Company sold its 50% ownership interest in an affiliate for $14,255. The Company recorded $12,950 and $10,897 of equity income from its affiliates in 2021 and 2020, respectively.

Summary financial information for the investee companies is presented below:

	December 31,
	2021	2020
Balance Sheets
Current assets	$57,835	$47,778
Property, plant and equipment (net)	600,946	692,472
Other assets	1,249	12,793

Total assets	$660,030	$753,043

Current liabilities	$11,679	$16,577
Noncurrent liabilities	35,854	95,071

Total liabilities	47,533	111,648
Stockholders’ equity	612,497	641,395

Total liabilities and stockholders’ equity	$660,030	$753,043

	Year ended December 31,
	2021	2020
Results of operations:
Sales	$576,640	$348,348
Operating income	36,732	40,455
Net income	32,949	36,819

The Company has a difference of $7,301 and $7,548 as of December 31, 2021 and 2020, respectively related to its investment in UNEV when compared to its proportional interest in the underlying carrying value of UNEV. The Company amortizes this basis difference on a straight-line basis over 40 years. The Company has recorded a reduction to Equity in income of the affiliates of $247 for the years ended December 31, 2021 and 2020, respectively.

Notes Receivable

Notes receivable consists of loans and notes due from distributors and unrelated third parties and are reported at their principal balance plus accrued interest less allowances for uncollectibility. The Company considers financial condition, historical payment patterns and general and industry specific economic factors in determining risk and collectability. The loans bear interest at a market rate based on credit quality and are secured by various assets. The allowance, if any, is based on the Company’s regular assessment of collectability and historical collection experience. The Company will write off notes deemed uncollectable. Interest income on loans is recognized on the accrual basis over the life of the loans.

Property, Plant and Equipment

Depreciation is provided on the straight-line method for property, plant and equipment. Maintenance and repairs are expensed as incurred and substantial improvements that extend the life of the asset are capitalized.

Hippo Holding, LLC and Sinclair Transportation Company and their Subsidiaries

Notes to the Combined Consolidated Financial Statements

December 31, 2021 and 2020

(Dollars in Thousands)

The Company reviews long-lived assets for impairments whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the undiscounted future cash flow of an asset group to be held and used in operations is less than the carrying value, an impairment loss is recognized for the excess, if any, of the property’s net book value over its estimated fair value.

Deferred Turnaround costs

Refinery units require regular major maintenance and repair which are commonly referred to as turnarounds. Catalysts used in certain refinery processes also require regular change-outs. The required frequency of the maintenance varies by unit and by catalyst, but generally is every two to five years. Under the deferral method, turnaround costs are deferred and amortized on a straight-line basis over the expected period until the next scheduled turnaround and are included in depreciation and amortization in the Company’s combined consolidated statements of income. Other repairs and maintenance costs are expensed when incurred. Deferred turnaround amortization expense was $68,027 and $68,245 for the years ended December 31, 2021 and 2020, respectively.

Revenue Recognition

Company revenues are primarily generated from contracts with customers with the sale of its refined petroleum products, crude oil, natural gas and renewable diesel products. Revenues are recognized when the Company satisfies its performance obligation to transfer products to its customers, which typically occurs at a point in time upon shipment of the products, and for an amount that reflects the transaction price that is allocated to the performance obligation. Revenue recognized for services related to transportation and terminal storage are satisfied over time as the services are fulfilled, at the contractual agreed upon pricing.

The Company contracts with customers state the final terms of the sale, including the description, quantity, and price for goods sold. Payment is typically due in full within ten to thirty days of shipment. The Company’s commodity sales are typically based on prevailing market-based prices. Some of its contracts also contain variable consideration in the form of sales incentives to its customers, such as discounts and rebates.

The Company elected to exclude from the measurement of the transaction price all taxes assessed by governmental authorities that are both imposed on and concurrent with a specific revenue-producing transaction and collected by it from a customer.

The Company enters into certain purchase and sale arrangements with the same counterparty that are deemed to be made in contemplation of one another. The Company combines these transactions and presents the net effect in cost of goods sold.

Other Income

Other income includes net gains and losses on investments, interest income and expense from related parties and gains and losses from sales of property, plant and equipment and other assets, unless otherwise identified on the combined consolidated statements of income.

Renewable Fuel Identification Numbers

The Company purchases and sells renewable fuel identification numbers (RINs) to satisfy its renewable fuel standard (“RFS”) compliance. The Company records a current liability, included in accounts payable and accrued liabilities on the combined consolidated balance sheet, when the Company does not have sufficient quantities of RINs at year end to satisfy Environmental Protection Agency regulatory blending requirements. As of December 31, 2021, and 2020, the Company recorded a liability of $63,653 and $32,636, respectively. The purchases and sales of RINs used for compliance is reflected in costs of goods sold on the combined consolidated statements of income. The Company does not record an asset on the combined consolidated balance sheets related to RINs that have not been validated and contracted.

Hippo Holding, LLC and Sinclair Transportation Company and their Subsidiaries

Notes to the Combined Consolidated Financial Statements

December 31, 2021 and 2020

(Dollars in Thousands)

The Company also operates a renewable diesel company located at one of its refineries. The company uses vegetable oils, such as soybean oil, as feedstock and markets the renewable diesel product to several customers. As part of the production process RINs are generated and sold separately. On December 20, 2019, the Biodiesel and Renewable Diesel Mixture and Alternative Fuel Excise Tax Credit was extended through December 31, 2022. The Company recorded $174,688 and $92,851 of RINs in Sales and operating revenues for 2021 and 2020, respectively.

Income Taxes

The Company consists of wholly owned subsidiaries of the Parent. These subsidiaries are disregarded entities for income tax purposes. Income and loss flows directly to the Parent’s income tax return. The Parent has elected to be taxed as an S Corporation under the Internal Revenue Code. As an S Corporation, taxable income (loss) for federal income tax purposes, as well as for certain states, flows directly to the Parent’s stockholders.

The Parent evaluates the Company’s tax positions taken in the course of the preparation of the Parent’s tax return to determine whether the tax positions will “more likely than not” be sustained by the applicable tax authority. The Parent has determined that there is no tax liability resulting from unrecognized tax benefits related to uncertain tax positions. The Parent is subject to tax examination for each of its open tax years, which extend back to 2018.

Derivative Instruments

The Company enters into future contracts on the New York Mercantile Exchange and into forward purchase agreements with third parties to manage price risk on crude oil and to fix margins on certain future production which generally do not involve an exchange of product. When material, all instruments are recognized at fair value in the financial statements as either assets or liabilities, unless they satisfy the normal purchase and sales exception criteria. The Company records the change in fair value of the future contracts in cost of goods sold. The impact to the financial statements related to futures contracts was not material for the years ended December 31, 2021 and 2020.

2.	Fair Value Measurements

As of December 31, 2021, and 2020 the Company had fair value hierarchy of money market funds at fair market value recorded in Cash and cash equivalents of $64 and $491, respectively; these assets are considered level 1 fair value assets. In addition the Company had derivatives measured at fair value recorded in trade and other accounts receivable of $2,820 and $3,236, respectively; these assets are considered level 2 fair value assets.

3.	Inventories

Inventories consist of the following:

	December 31,
	2021	2020
Crude oil and petroleum products	$387,706	$456,191
Materials and supplies	24,438	18,955

	$412,144	$475,146

At December 31, 2021 and 2020, replacement cost exceeded the LIFO cost of crude oil and petroleum product inventories by $285,652 and $22,638, respectively.

Hippo Holding, LLC and Sinclair Transportation Company and their Subsidiaries

Notes to the Combined Consolidated Financial Statements

December 31, 2021 and 2020

(Dollars in Thousands)

During 2021 and 2020, the petroleum inventory quantities increased. This increase resulted in an additional LIFO inventory layer. This decreased cost of goods sold and increased net income by $20,865 and $23,824, respectively.

4.	Notes Receivable

Loans are made in the normal course of business to distributors of the Company and other third parties. The terms of the notes exceed one year and become due between 2022 and 2024 with no minimum required principal payments. The interest rates on the notes range between 4.5% to Libor plus 9.5%, with one note having an option to reduce the annual interest rate if certain annual minimum fuel volume purchases are satisfied. The Company has determined it is not necessary to record an allowance for uncollectibility as of December 31, 2021 and 2020. Long-term notes receivable as of December 31, 2021 and 2020 was $15,763 and $31,450, respectively.

5.	Property, Plant and Equipment

Property, plant and equipment consist of the following:

	December 31,		Depreciable Lives (Years)
	2021	2020
Refineries	$2,158,702	$1,998,427	20
Equipment and furnishings	133,759	130,661	5-15
Land	3,977	5,617
Marketing and distribution facilities	45,528	65,439	5-30
Petroleum transporting and other vehicles	16,904	18,062	5-10
Pipelines and related property	192,079	199,693	5-40
Construction-in-progress	44,993	73,782

	$2,595,942	$2,491,681
Less accumulated depreciation	(1,260,726)	(1,180,605)

Property, plant and equipment (net)	$1,335,216	$1,311,076

During 2021 and 2020, the Company sold property, plant and equipment for $949 and $1,384, respectively and recognized a loss of $1,824 and $2,162, respectively which has been recorded in other income.

Depreciation expense was $112,100 and $107,919 for the years ended December 31, 2021 and 2020, respectively.

6.	Employee Benefit Plans

Defined Contribution Plans

The Parent has defined contribution “401(k)” plans that cover substantially all employees of the Company. Contributions are based on employees’ compensation and the Company partially matches employee contributions. The Parent’s contributions to these plans were $10,675 and $10,212 for 2021 and 2020, respectively.

Hippo Holding, LLC and Sinclair Transportation Company and their Subsidiaries

Notes to the Combined Consolidated Financial Statements

December 31, 2021 and 2020

(Dollars in Thousands)

Current and Postretirement Medical Plans

The Parent provides health insurance, life insurance and long-term disability insurance coverage through current and postretirement medical plans (the “Plan”) to current qualified employees as well as certain retirees and other terminated employees of the Parent’s subsidiaries. The Plan is funded by Parent’s subsidiaries contributions to a trust account. The Parent’s subsidiaries contribute sufficient monies to meet minimum funding requirements and to pay claims. Employees are required to contribute toward certain coverage levels as determined by the Plan. The costs of the postretirement and postemployment benefits are shared by the Parent’s subsidiaries and retirees.

The Plan does not offer new early retirees age 55 to 61 post employment healthcare. Employees with at least 12 years of service may retire at age 62 to 65 and receive a cash payment equal to 50% of the Company’s full premium related to the actual employees’ historical coverage since age 60 (last 36 months) prorated to age 65. The Plan offers retirees age 65 or older the Medicare Supplement Plan for a maximum benefit of $10 per covered person.

Sinclair Services Company, a subsidiary of the Parent, is the sponsor of the plan. The Company has contributed $22,362 and $10,942 to the plan for the years ended December 31, 2021 and 2020, respectively.

7.	Commitments and Contingent Liabilities

Lease Commitments

The Company leases railcars, trucks and office space under long-term operating leases. The leases expire at various dates through 2030. Certain of the leases have options to extend the term of the lease.

As of December 31, 2021, the minimum future rental commitments on non-cancelable leases with a term in excess of one year are as follows:

Year Ending December 31,
2022	$2,495
2023	2,022
2024	1,465
2025	1,076
2026	857
Thereafter	1,098

$9,013

The Company recorded $2,737 and $3,611 of lease expense in 2021 and 2020, respectively, in cost of goods sold.

Environmental Issues

Liabilities are recorded when environmental assessments and/or cleanups are probable, and the costs can be reasonably estimated. Generally, the timing of these accruals coincides with the Company’s commitment to a formal plan of action. The environmental reserves are recorded in Accounts payable and accrued liabilities for the current portion of $4,338 and $5,446, for 2021 and 2020, respectively, and Other long-term liabilities for the long-term portion of $3,344 and $2,168, for 2021 and 2020, respectively.

No obligations to retire petroleum refining, pipeline and terminals long-lived assets have been recognized, as indeterminate settlement dates for the asset retirements prevent estimation of the fair value of the associated retirement obligation. The Company performs periodic reviews of such assets for any changes in facts and circumstances that might require recognition of a retirement obligation. If the settlement dates become determinable, the associated retirement obligation could be material to the financial statements.

Hippo Holding, LLC and Sinclair Transportation Company and their Subsidiaries

Notes to the Combined Consolidated Financial Statements

December 31, 2021 and 2020

(Dollars in Thousands)

Commitments

The Company has a 10-year financial commitment, which expires in March 2022 with UNEV Pipeline, LLC, a pipeline affiliate, to utilize the pipeline through product shipments and/or fees for a minimum of $7,400 annually.

The Company has long-term agreements (entered in the normal course of business) with third parties for the transportation of crude oil to its refineries that expire between 2020 and 2038. These agreements require a minimum of 55,000 barrels per day at contracted rates based on the quality of the crude oil.

The Company has an off-take agreement, which expires in 2024, with a refiner whereby the Company has agreed to purchase 45,000 to 50,000 barrels per day of gasoline and distillate products to supply Sinclair’s branded and unbranded marketing network throughout the Midwest. The Company recorded cost of $1,360,642 and $727,201 in 2021 and 2020, respectively, in cost of goods sold.

Litigation

The Company is involved in certain litigation related to its business activities. Management does not believe that it is reasonably possible the resolution of these matters will have a material adverse effect on the Company’s financial position or results of operations.

8.	Subsequent events

Subsequent events were evaluated through February 16, 2022, the date the financial statements were available to be issued.